
                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                      15% SENIOR PREFERRED STOCK DUE 2011
                                       OF
                                 WRC MEDIA INC.
                 PURSUANT TO THE PROSPECTUS DATED [  -  ], 2000

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Old Senior Preferred Stock (as defined below) pursuant to the Exchange Offer (as defined below) described in the prospectus dated [ - ], 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") of WRC Media Inc., a Delaware corporation, (the
"Company"), if (i) certificates for the outstanding 15% senior preferred stock due 2011 (the "Old Senior Preferred Stock") of the Company are not immediately available, (ii) time will not permit the Old Senior Preferred Stock, the letter of transmittal and all other required documents to be delivered to Bankers Trust
Company (the "Exchange Agent") prior to 5:00 p.m., New York City time, on
[ - ], 2000 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange
Agent, and must be received by the Exchange Agent prior to the Expiration Date.
See "The Exchange Offer--Procedures for Tendering" in the Prospectus.
Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             BANKERS TRUST COMPANY

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
                  BY MAIL:                                   BY HAND DELIVERY:

         BT Services Tennessee, Inc.                       Bankers Trust Company
             Reorganization Unit                     Corporate Trust & Agency Services
               P.O. Box 292737                        Attn: Reorganization Department
          Nashville, TN 37229-2737                       Receipt & Delivery Window
             Fax: (615) 835-3701                     123 Washington Street, 1st Floor
                                                            New York, NY 10006

                         BY OVERNIGHT MAIL OR COURIER:
                          BT Services Tennessee, Inc.
                       Corporate Trust & Agency Services
                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211
                              Confirm by Telephone
                                 (615) 835-3572

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal which describes the Company's offer (the "Exchange Offer") to exchange shares of its 15% new senior preferred stock due 2011 (the "New Senior
Preferred Stock") for an equal number of shares of the Company's outstanding Old
Senior Preferred Stock.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate liquidation preference of Old Senior Preferred Stock indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

The undersigned understands that no withdrawal of a tender of Old Senior
Preferred Stock may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Senior Preferred Stock to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that the exchange of Old Senior Preferred Stock for New Senior Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Old Senior Preferred
Stock (or book-entry confirmation of the transfer of such Old Senior Preferred
Stock) into the Exchange Agent's account at The Depository Trust Company
("DTC")) and (2) a letter of transmittal (or facsimile thereof) with respect to such Old Senior Preferred Stock, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by ad held accountable under, the letter of transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed
Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered
Holder(s):                                            (Please
Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone
Number(s):

If Old Senior Preferred Stock
will be delivered by
book-entry
transfer at DTC, insert
Depository Account Number:

Date:

Total Liquidation Preference
of the Old Senior Preferred
Stock Tendered:

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
           Certificate Number(s)*                   Aggregate Liquidation Preference of
                                                    Old Senior Preferred Stock Tendered


* Need not be completed if the Old Senior Preferred Stock being tendered are in book-entry form.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Senior Preferred Stock exactly as its (their) name(s) appear on certificates for Old Senior Preferred Stock or on a security position listing as the owner of Old Senior Preferred Stock, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):

Signature(s):

Address(es):

DO NOT SEND CERTIFICATES FOR OLD SENIOR PREFERRED STOCK WITH THIS FORM. CERTIFICATES FOR OLD SENIOR PREFERRED STOCK SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (1) represents that each holder of Old Senior Preferred Stock on whose behalf this tender is being made
"own(s)" the Old Senior Preferred Stock covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("the Exchange
Act"), (2) represents that such tender of Old Senior Preferred Stock complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Senior
Preferred Stock being tendered hereby for exchange pursuant to the Exchange
Offer in proper form for transfer (or a confirmation of book-entry transfer of such Old Senior Preferred Stock into the Exchange Agent's account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

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
Name of Firm:                                                 Authorized Signature

Address:                                                             Name:
                                                              Please Print or Type

                                                  Title:
                                    Zip Code

Telephone No.                                     Dated:

The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, on or prior to the Expiration Date, and (b) must deliver the certificates representing any Old Senior Preferred Stock (or a confirmation of book-entry transfer of such Old Senior Preferred Stock into the Exchange Agent's account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.